EXHIBIT 10.1



[".........." INDICATES MATERIAL HAS BEEN OMITTED PURSUANT TO A CONFIDENTIAL
TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]





                                    AGREEMENT





                                  by and among





                     CHILDREN'S MEDICAL CENTER CORPORATION,





                              CELGENE CORPORATION,





                           BIOVENTURE INVESTMENTS KFT





                                       and





                                 ENTREMED, INC.
  (Solely for purposes of Sections 2.2.5, 2.7, 5, 7, 8.1, 12, 13, 15.2, 15.7,
                                  15.9 and 16)

                                    AGREEMENT



         This Agreement, dated this ___ day of August, 2001, is made by and among CELGENE CORPORATION, a Delaware corporation located at 7 Powder Horn Drive, Warren, New Jersey 07059 ("CELGENE"), CHILDREN'S MEDICAL CENTER CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts 02115 ("CMCC"), BIOVENTURE INVESTMENTS KFT, a company located at Wesselenyi ut 16, Budapest, Hungary, organized under the laws of Hungary ("BIOVENTURE"), and, solely for purposes of Sections 2.2.5, 2.7, 5, 7, 8.1, 12, 13, 15.2, 15.7, 15.9 and 16 of this Agreement, EntreMed, Inc., a
Delaware corporation located at 9640 Medical Center Drive, Suite 200, Rockville, Maryland 20850 ("ENTREMED").

         WHEREAS, CMCC is the owner of certain PATENT RIGHTS, as hereinafter defined, relating to THALIDOMIDE (as hereinafter defined) and certain analogs of THALIDOMIDE, and has the right to grant licenses under said PATENT RIGHTS;

         WHEREAS, pursuant to that certain License Agreement, dated as of May 26, 1994, by CMCC and ENTREMED (as subsequently amended, the "ENTREMED LICENSE"), CMCC licensed to ENTREMED the PATENT RIGHTS;

         WHEREAS, pursuant to that certain Agreement, dated as of December 9, 1998 by and between ENTREMED and CELGENE (the "CELGENE SUBLICENSE"), ENTREMED exclusively sublicensed to CELGENE its THALIDOMIDE rights under the PATENT RIGHTS, as set forth in the ENTREMED LICENSE; and

         WHEREAS, BIOVENTURE desires to buy, and ENTREMED has agreed to sell to BIOVENTURE, all of ENTREMED'S right, title and interest to certain payments otherwise due ENTREMED under the CELGENE SUBLICENSE, net of any payments owed to CMCC by ENTREMED pursuant to the ENTREMED LICENSE;

         WHEREAS, ENTREMED, BIOVENTURE, CMCC and CELGENE desire to terminate the ENTREMED LICENSE and the CELGENE SUBLICENSE and for CELGENE to enter into this Agreement, pursuant to which CMCC shall directly grant CELGENE an exclusive license under the PATENT RIGHTS relating to THALIDOMIDE, which will supercede and replace in its entirety the ENTREMED LICENSE, to the extent same relates to THALIDOMIDE, and the CELGENE SUBLICENSE;

         WHEREAS, CMCC and ENTREMED shall execute, concurrently herewith, a new agreement relating to the THALIDOMDE analog rights licensed to ENTREMED under the ENTREMED LICENSE (the "NEW ANALOG AGREEMENT"), which will supercede and replace in its entirety the ENTREMED LICENSE to the extent same relates to THALIDOMIDE analogs;

         WHEREAS, the ENTREMED LICENSE and the CELGENE SUBLICENSE will automatically terminate upon execution of both this Agreement and the NEW ANALOG AGREEMENT;

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:


                             SECTION 1 - DEFINITIONS

The terms used in this Agreement have the following meaning:

1.1 The term "AFFILIATE" as applied to either party shall mean any company or other legal entity other than the party in question in whatever country organized, controlling controlled by or under common control with that party. The term "control" means ownership or control, directly or indirectly, of at least fifty percent (50%) of the outstanding stock or voting rights entitled to elect directors.

1.2 The term "CALENDAR QUARTER" shall mean the period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, as the case may be.

1.3 The term "CELGENE DEVELOPED INTELLECTUAL PROPERTY" shall mean CELGENE DEVELOPED PATENT RIGHTS and CELGENE DEVELOPED TECHNOLOGY RIGHTS.

         (a) The term "CELGENE DEVELOPED PATENT RIGHTS" The term "CELGENE DEVELOPED PATENT RIGHTS" shall mean any United States or foreign patents or patent applications filed by CELGENE, or an AFFILIATE, successor or assign thereof at any time subsequent to December 9, 1998, in which CELGENE has a transferrable interest, relating to a modification of a PRODUCT described in any of the PATENT RIGHTS or a method of using such PRODUCT, which modification is (a) necessary for the manufacture, use, or sale of such PRODUCT, and
               (b) then currently in use by CELGENE at the time CMCC exercises its rights under Section 15.4(b), for the manufacture, use, or sale of such PRODUCT.

         (b) The term "CELGENE DEVELOPED TECHNOLOGY RIGHTS" shall mean any TECHNOLOGY RIGHTS developed, obtained, or acquired by CELGENE or an AFFILIATE, successor or assign thereof at any time subsequent to December 9,

               1998 in which CELGENE has a transferrable interest, relating to a modification of a PRODUCT described in any of the PATENT RIGHTS or a method of using or use of such PRODUCT, which modification is (a) necessary for the manufacture, use, or sale of such PRODUCT, and (b) then currently in use by CELGENE at the time CMCC exercises its rights under Section 15.4(b) for the manufacture, use, or sale of such PRODUCT.

1.4 The term "CMCC Royalty Purchaser(s)" shall mean the buyers, if any, of all or a portion of CMCC's right, title and interest to certain payments otherwise due CMCC under this Agreement, as expressly permitted pursuant to Section 13 hereof.

1.5      The term "EFFECTIVE DATE" shall mean the date of this Agreement.

1.6 The term "FIELD" shall mean the use of THALIDOMIDE, alone or in combination, in humans or animals, including without limitation any and all diagnostic, prophylactic, therapeutic, and research and development uses.

1.7 The term "FIRST COMMERCIAL SALE" shall mean, in each country of the TERRITORY, the first sale after December 9, 1998, whether prior to or after the EFFECTIVE DATE hereof, in such country to a THIRD PARTY in connection with the nationwide introduction of any PRODUCT by CELGENE, its AFFILIATES or SUBLICENSEES following marketing and/or pricing approval by the appropriate governmental agency for the country in which the sale is to be made and, when governmental approval is not required, the first sale in that country in connection with the nationwide introduction of a PRODUCT in that country.

1.8 The term "LICENSED METHOD" shall mean any method the practice of which, by an unlicensed third party, would infringe any VALID CLAIM of the PATENT RIGHTS in the country in which it is practiced.

1.9 The term "MIXED PATENT RIGHTS" shall mean any of the PATENT RIGHTS that claim, either generically or specifically, either (i) both (a) THALIDOMIDE and/or the use or manufacture thereof and (b) THALIDOMIDE analogs and/or the use or manufacture thereof; or (ii) THALIDOMIDE analogs and/or the use or manufacture thereof, but not THALIDOMIDE and/or the use or manufacture thereof; which MIXED PATENT RIGHTS, as of the EFFECTIVE DATE, are set forth on Appendix B, which may be amended from time to time as necessary to accurately identify same.

1.10 The term "MIXED PATENT THALIDOMIDE CLAIM" shall mean any claim of any MIXED PATENT RIGHTS that would be infringed by the making, using, offering for sale, selling or importing of THALIDOMIDE and/or a PRODUCT.

1.11 The term "NDA" shall mean a New Drug Application filed with the United States Food and Drug Administration.

1.12 The term "NET SALES" means the gross amount received by CELGENE or its AFFILIATES or SUBLICENSEES for sale of PRODUCTS to THIRD PARTIES, less:
         (i) cost of freight, postage, and freight insurance, (if paid by seller); (ii) sales taxes, value added taxes, excise taxes, and customs duties; (iii) cost of export licenses and any taxes, fees or other charges associated with the exportation or importation of PRODUCTS;
         (iv) rebates accrued, incurred or paid to Federal Medicare and State Medicaid and any other price reductions required by a governmental agency; (v) rejected shipments, returns, and retroactive deductions;
         (vi) the amount received for sales which become the subject of a subsequent temporary or partial recall by a regulatory agency for safety or efficacy reasons outside the control of CELGENE; and (vii) customary cash, quantity, and trade discounts; provided, however, that a sale or transfer to an AFFILIATE or SUBLICENSEE for re-sale by such AFFILIATE or SUBLICENSEE shall not be considered a sale for the purpose of this provision but the resale by such AFFILIATE or SUBLICENSEE shall be a sale for such purposes. A "sale" shall also include a transfer or other disposition for consideration, but not such transfers or dispositions, without consideration, for pre-clinical, clinical, regulatory or governmental purposes prior to receiving marketing approval for the specific indication for which such transfer is made. In the event that consideration in addition to or in lieu of money is received for PRODUCT, such consideration shall be added to the NET SALES as valued on the day of receipt thereof by CELGENE. To the extent that a PRODUCT is sold in other than an arms length transaction, NET SALES shall be the fair market value of such PRODUCT if sold in an arms length transaction, less the costs identified in subsections
         (i)-(vi) of this Section 1.12. PRODUCT shall be considered "sold" at the earlier of (a) the transfer of title in such PRODUCT to a person other than an AFFILIATE or SUBLICENSEE of CELGENE or (b) the shipment of such PRODUCT from the manufacturing or warehouse facilities of CELGENE or its AFFILIATE or SUBLICENSEE to a THIRD PARTY.

1.13     The term "PATENT RIGHT(s)" shall mean:

         (a) the United States patent applications and patents listed in Appendix A;

         (b) the United States and foreign patents issued from applications listed in Appendix A and from divisionals and continuations of such applications;

         (c) claims of United States continuation-in-part applications and of equivalent foreign applications, and of the resulting patent(s), that are directed to subject matter described in the United States and foreign applications listed in Appendix A;

         (d) claims of all later-filed foreign patent applications, and of the resulting patents, that are directed to subject matter described in the United States patents and/or patent applications in the foregoing subsections of this Section 1.13;

         (e) any reissues, re-examinations, renewals or extensions of United States patents described in the foregoing subsections of this
               Section 1.13.

1.14 The term "PRODUCT" shall mean any article of manufacture, substance, material, chemical, formulation or composition for use in the FIELD which is or includes THALIDOMIDE as an active ingredient, including, without limitation, a composition that comprises THALIDOMIDE and a non-steroidal anti-inflammatory compound(s). PRODUCT expressly excludes THALIDOMIDE analogs.

1.15 The term "SUBLICENSEE" shall mean any THIRD PARTY licensed by CELGENE to make, have made, use, offer to sell, sell or import any PRODUCT and/or practice any LICENSED METHOD in the FIELD or any portion thereof.

1.16     The term "TERRITORY" shall mean the entire world.

1.17 The term "THALIDOMIDE" shall mean a compound with the chemical structure described as 2-(2,6-Dioxo-3-piperidinyl)-1H-isoindole-1,3(2H)-dione, or as otherwise defined in the Merck Index, entry 9390, 12th ed., and pharmaceutically acceptable salts thereof.

1.18 The term "TECHNOLOGY RIGHTS" shall mean any information relating to PRODUCTS that is not covered by a patent or patent application, including without limitation technical and non-technical information, know-how, methods, processes, procedures, compositions, devices, formulae, protocols, techniques, software, designs, drawings, plans, diagrams, specifications, data, the results of tests or assays, and all other information relating to PRODUCTS.

1.19 The term "THALIDOMIDE PATENT RIGHT(s)" shall mean any of the PATENT RIGHTS that claim, either generically or specifically, (a) THALIDOMIDE and/or the use or manufacture thereof but not (b) THALIDOMIDE analogs and/or the use or manufacture thereof; which THALIDOMIDE PATENT RIGHTS, as of the EFFECTIVE DATE, are set forth on Appendix C, which may be amended from time to time as necessary to accurately identify same.

1.20 The term "THIRD PARTY(IES)" shall mean a person or entity who or which is neither a party hereto nor an AFFILIATE of a party hereto. Except for purposes of Sections 2.2.5, 2.7, 5, 7, 8.1, 12, 13, 15.2, 15.7,
         15.9 and 16, ENTREMED shall be considered a THIRD PARTY.

1.21 The term "VALID CLAIM" shall mean an issued claim of an unexpired patent ("ISSUED VALID CLAIM") or a claim of a pending patent application, which shall not have been withdrawn, canceled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision. Notwithstanding the foregoing to the contrary, a claim of a pending patent application, divisional application or continuation-in-part shall cease to be a VALID CLAIM if no patent has issued on such claim within five (5) years of the filing of such claim, provided that such claim shall once again become a VALID CLAIM on the issue date of a patent that subsequently issues and covers such claim.

1.22 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

                                SECTION 2 - GRANT

2.1 Grant. CMCC hereby grants to CELGENE an exclusive, worldwide right and license under the THALIDOMIDE PATENT RIGHTS and the MIXED PATENT RIGHTS, subject to the provisions of Sections 2.2 and 2.6 herein, to make, have made, use, lease, offer for sale, sell and import PRODUCTS and practice LICENSED METHODS in the FIELD.

2.2      Reservation of Research Rights.
         -------------------------------

         2.2.1 CMCC-Retained Rights. The license granted in Section 2.1 of this Agreement is subject to, and expressly limited by, CMCC's non-exclusive rights to make and use, and to grant to other research and educational institutions (each, a "THIRD PARTY RESEARCHER"), subject to their prior written agreement to be bound by the terms and conditions of this Section 2.2, a non-exclusive license to make and use, the technology and the subject matter described and claimed in the PATENT RIGHTS for research and educational purposes only, whether or not such activities are sponsored by or otherwise paid for by or performed in conjunction with or on behalf of any commercial entity (the "CMCC RETAINED RIGHTS")

         2.2.2 Option(s) to Celgene on THALIDOMIDE INVENTIONS . If, in the exercise of the CMCC RETAINED RIGHTS, CMCC or any THIRD PARTY RESEARCHER makes any potentially patentable inventions or discoveries relating to THALIDOMIDE or to PRODUCTS ("THALIDOMIDE INVENTION"), including without limitation any modifications to any PRODUCT or any improvement to any of the THALIDOMIDE PATENT RIGHTS or any MIXED PATENT THALIDOMIDE CLAIMS, CMCC shall, and CMCC shall contractually obligate any such THIRD PARTY RESEARCHER to, promptly notify CELGENE and BIOVENTURE in writing, provided that the notice to BIOVENTURE need not contain any confidential technical information. CMCC hereby grants, and shall contractually obligate each such THIRD PARTY RESEARCHER to grant, CELGENE an exclusive option ("Option") to enter into a license agreement granting CELGENE an exclusive, worldwide, royalty-bearing license, with the right to sublicense, under any patent applications and patents directed to such THALIDOMIDE INVENTION, to make, have made, use, lease, offer for sale, sell, and import PRODUCTS and practice methods in the FIELD.

         2.2.3 Exercise of Option(s). The term of each Option granted to CELGENE hereunder shall run and be exercisable independently on a THALIDOMIDE INVENTION-by-THALIDOMIDE INVENTION basis, beginning on the date on which CELGENE receives notice thereof pursuant to
               Section 2.2.2 and continuing for a period of three (3) months ("Option Period"). In the event that this Agreement terminates during any Option Period(s) for any reason other than due to CELGENE's breach of this Agreement, each such Option Period, and the rights and obligations of the parties under Sections 2.2.3,
               2.2.4 and 2.2.5 with respect to the relevant THALIDOMIDE INVENTION, shall continue in full force and effect for the duration of each such three (3) month period and, if applicable, the relevant Negotiation Period. The relevant THALIDOMIDE INVENTION shall be deemed to be CMCC's CONFIDENTIAL INFORMATION, pursuant to the terms of this Agreement. CELGENE may exercise its Option with respect to any THALIDOMIDE INVENTION at any time during the relevant Option Period by providing written notice to CMCC and/or such THIRD PARTY RESEARCHER, as applicable, with a copy to BIOVENTURE, stating its intention to exercise such Option. CELGENE agrees that it shall reimburse CMCC for all reasonable out-of-pocket expenses, including reasonable attorney's fees, incurred in connection with the preparation, filing and prosecution of patent applications directed towards the relevant THALIDOMIDE INVENTION in the FIELD ("Patent Costs") during the Option Period, provided that if CELGENE notifies CMCC in writing that it rejects its Option with respect to the relevant THALIDOMIDE INVENTION, CELGENE shall have no obligation to pay for any Patent Costs incurred after the receipt of such notice by CMCC. If CELGENE expressly rejects its Option or the Option Period lapses without any such written notice from CELGENE, then CMCC and such THIRD PARTY RESEARCHER shall have no further obligation to CELGENE with respect to the relevant THALIDOMIDE INVENTION.

         2.2.4 Negotiation of License Agreement. Upon the exercise by CELGENE of the Option set forth in Section 2.2.2, CELGENE and CMCC and/or such THIRD PARTY RESEARCHER, as applicable, shall negotiate in good faith for up to three (3) months for the financial and other material terms, including diligence and indemnification terms, of the license agreement ("Initial Negotiation

               Period"). If written agreement has been reached between CMCC and/or the THIRD PARTY RESEARCHER, as applicable, on the one hand, and CELGENE, on the other hand, regarding such terms during such three (3) month period, then the Initial Negotiation Period shall automatically, without any further action by either party, be extended for an additional three (3) months (or any longer period as agreed to by the parties) (together with the Initial Negotiation Period, the "Negotiation Period") to permit negotiation and execution of a mutually-agreeable license agreement. CELGENE agrees that it shall reimburse CMCC for all Patent Costs incurred during the Negotiation Period, provided that (a) if the parties cease good faith negotiations with respect to the relevant THALIDOMIDE INVENTION, CELGENE may notify CMCC in writing, and CELGENE shall have no obligation to pay for any Patent Costs incurred after the receipt of such notice by CMCC and (b) if CMCC and/or the THIRD PARTY RESEARCHER, as applicable, on the one hand, and CELGENE, on the other hand, execute a license agreement relating to the relevant THALIDOMIDE INVENTION, the terms and conditions of such agreement shall govern the payment of Patent Costs incurred thereafter. CELGENE agrees that it shall not be entitled to reduce the royalties owed under Section 4 of this Agreement, pursuant to the terms of
               Section 7.7 hereof or otherwise, to offset payments owed to a THIRD PARTY RESEARCHER pursuant to a license agreement executed as set forth in this Section 2.2. CELGENE and CMCC agree that the payments due pursuant to Section 4 of this Agreement shall not be affected by any payment terms of a license agreement between CELGENE and CMCC executed as set forth in this

               Section 2.2, it being understood that CELGENE and CMCC are free to agree that payments due under such license agreement may be offset or otherwise reduced by payments due hereunder. BIOVENTURE agrees that it shall not be entitled to any portion of any amount that becomes payable by CELGENE to CMCC or any THIRD PARTY RESEARCHER pursuant to a license agreement executed as set forth in this Section 2.2. CMCC agrees, and shall contractually obligate such THIRD PARTY RESEARCHER, as applicable, to agree, that it will not, during the Option Period and the Negotiation Period, enter into or negotiate with any third party any agreement or contract that would be inconsistent with the grant of the Option to CELGENE hereunder. If the parties are unable to negotiate and execute a mutually acceptable license agreement within the Negotiation Period, CMCC and such THIRD PARTY RESEARCHER shall have no further obligation to CELGENE with respect to the relevant THALIDOMIDE INVENTION. CMCC shall notify BIOVENTURE if the Negotiation Period expires without execution of a license agreement between CELGENE and CMCC.

         2.2.5 Entremed Release. ENTREMED agrees that all rights ENTREMED may have in any THALIDOMIDE INVENTION, and any obligations of CMCC to disclose to ENTREMED a THALIDOMIDE INVENTION or to grant to, or negotiate with, ENTREMED a license to a THALIDOMIDE INVENTION, shall be subject to the terms of Sections 2.2.2, 2.2.3 and 2.2.4.

2.3 CELGENE'S Right To Sublicense. Subject to the provisions of Section 7.5, CMCC hereby grants to CELGENE the right to sublicense the rights, duties and/or obligations granted to it hereunder in the THALIDOMIDE PATENT RIGHTS and/or the MIXED PATENT RIGHTS, in whole or in part, in the FIELD, provided that, in all cases, CELGENE shall first (a) provide CMCC with such commercially relevant, publicly available information about the potential SUBLICENSEE as CELGENE determines, in its sole good faith judgment, to be necessary to enable CMCC to make a reasonably informed decision regarding the relevant commercial capacity of such potential SUBLICENSEE, such information to be provided to CMCC sufficiently in advance of CELGENE's expected date of entering into a sublicense agreement with the potential SUBLICENSEE so as to allow CMCC to reasonably consider such information, and (b) obtain the written consent of CMCC to the potential SUBLICENSEE, which consent shall not be unreasonably withheld, delayed, or conditioned. Prior to granting or withholding its consent, CMCC shall provide to BIOVENTURE copies of any information received from CELGENE about the potential SUBLICENSEE and shall consult with BIOVENTURE thereon; provided that CMCC shall not be required to obtain the consent of BIOVENTURE in providing or withholding CMCC's consent to such potential SUBLICENSEE, and that neither such consultation nor any consultation with any CMCC ROYALTY PURCHASER(s) shall in any way delay or otherwise obstruct the delivery of CMCC's notice regarding its consent. In the event that CMCC reasonably withholds consent to any potential SUBLICENSEE, CELGENE shall nonetheless have the right to enter into a sublicense agreement with such SUBLICENSEE and, in such event, CELGENE shall guarantee and be responsible for the payment of all royalties and other amounts due and the making of reports under this Agreement by such SUBLICENSEE and SUBLICENSEE's compliance with all applicable terms of this

         Agreement. CMCC and CELGENE acknowledge and agree that CMCC shall have no right of consent with respect to the terms and conditions of the relevant sublicense agreement, and that CELGENE shall use reasonable efforts to negotiate sublicense agreements that are commercially reasonable according to contemporaneous prevailing standards within the pharmaceutical industry.

2.4      Sublicense Obligations.
         -----------------------

         (a) CELGENE agrees that any sublicense granted by it shall provide that the obligations to CMCC of Sections 2, 4.7, 4.8, 4.9, 9, 10, 11, 12, 15 and 16 of this Agreement, and, to the extent applicable pursuant to the terms of the relevant sublicense, Sections 7.2, 7.3, 7.4, 7.5, 7.6, shall be binding upon the SUBLICENSEE as if it were a party to this Agreement. CELGENE further agrees to attach copies of the above-identified Sections to any such sublicense agreements. Further, CELGENE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the event or date upon which CELGENE'S exclusive rights, privileges and license hereunder shall terminate.

         (b) CELGENE agrees to forward to each of CMCC and BIOVENTURE a copy of any and all fully executed sublicense agreements and any amendments thereto, and further agrees to forward to each of CMCC and BIOVENTURE annually a copy of such reports received by CELGENE from its SUBLICENSEES during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

         (c) CELGENE shall not receive from SUBLICENSEES anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, without the express prior written permission of CMCC which shall not be unreasonably withheld or delayed. Prior to granting or withholding its consent, CMCC shall consult with BIOVENTURE as to the advisibility of granting or withholding consent; provided that CMCC shall not be required to obtain the consent of BIOVENTURE, and that such consultation shall in no way delay or otherwise obstruct the delivery of CMCC's notice regarding its consent.

2.5 No Other Rights. The license granted hereunder shall not be construed to confer any rights upon CELGENE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendices A, B and/or C hereof.

2.6 Government Rights. The license granted in Section 2.1 of this Agreement is subject to, and expressly limited by, any rights the United States government may have pursuant to Public Laws 96-517 and 98-620.

2.7 Acknowledgement of Transfers Under Celgene Sublicense. CELGENE and ENTREMED represent and warrant that the obligations described in Sections 2.5 and 2.6 of the CELGENE SUBLICENSE necessary for CELGENE to fulfill its obligations under this Agreement were fully satisfied.

                            SECTION 3 - DUE DILIGENCE

3.1      In the United States.
         ---------------------

         (a) CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS in the

               United States. Reasonable efforts with respect to the development and/or pursuit of regulatory approval or registration for PRODUCTS in the United States shall be demonstrated by CELGENE or a SUBLICENSEE thereof, either prior to or after the EFFECTIVE DATE hereof, (i) developing and pursuing regulatory approval for PRODUCTS for those uses CELGENE, in good faith, determines to be commercially and scientifically reasonable, including but not limited to (a) one (1).........., (b) one (1)........., and (c)
               one (1).........; and (ii) funding and conducting clinical trials for PRODUCTS for other uses in order to enhance scientific knowledge with regard to such PRODUCTS, including for the publication of data and results in scientific journals, whether or not such clinical trials result in or facilitate the pursuit of regulatory approval.

         (b) CELGENE shall provide a written summary report to CMCC within thirty (30) days after June 30th and December 31st of each calendar year concerning the efforts being made in accordance with this Section 3.1 with respect to PRODUCTS. CELGENE shall provide CMCC with any additional information reasonably requested by CMCC in this respect. All information provided to CMCC pursuant to this Section 3.1 shall be treated by CMCC as CELGENE's CONFIDENTIAL INFORMATION, in accordance with Section 5 hereof. Except as set forth in Section 3.4, in the event that CELGENE fails to meet any of its obligations under this Section
               3.1 with respect to PRODUCTS in the United States, and such failure is not cured within sixty (60) days after written notice thereof is received by CELGENE from CMCC, then CMCC shall have the right and option to terminate the license granted in this Agreement and this Agreement by giving CELGENE sixty (60) days prior written notice thereof, in accordance with Section 15.4(b)(ii).

3.2      Outside the United States.
         --------------------------

         (a) Diligence. CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS in Europe, in Canada, and in the Pacific Rim, Japan, and Australia (collectively, the "PACIFIC RIM"). Reasonable efforts with respect to the development and/or pursuit of regulatory approval or registration for PRODUCTS in Europe, Canada, and the PACIFIC RIM shall be demonstrated by CELGENE, or a SUBLICENSEE thereof, either prior to or after the EFFECTIVE DATE hereof, pursuing regulatory approval for PRODUCTS (a) in Italy, France, the United Kingdom, and Germany (in the case of Europe), and in Japan and one other country of the PACIFIC RIM (in the case of the PACIFIC RIM),
               within.........from the date of the first FDA approval of a
               PRODUCT for an.........or........., whichever occurs earlier; and
               (b) in Canada, within.........from the date of the first FDA approval of a PRODUCT for an.........or........., whichever occurs earlier.

         (b) Cooperation. If CELGENE fails to use reasonable efforts in Europe, Canada, or the PACIFIC RIM, as set forth in Section 3.2(a) of this Agreement, or to sublicense such rights to a THIRD PARTY, then CMCC shall have the right to COOPERATE with CELGENE to find an appropriate SUBLICENSEE for such rights. For purposes of this Section 3.2(b), and for Sections 3.3(b) and 3.4, the term "COOPERATE" means that (i) CMCC shall have the right to (a) identify for

               CELGENE a THIRD PARTY interested in entering into a sublicense agreement with CELGENE, pursuant to which CELGENE would grant such THIRD PARTY a sublicense of the rights, duties and/or obligations granted to CELGENE hereunder in the THALIDOMIDE PATENT RIGHTS and/or the MIXED PATENT RIGHTS, in whole or in part, in the relevant region and/or for the relevant indication and (b) to the extent CELGENE so requests, assist or participate in the drafting and/or negotiation of such sublicense agreement, and (ii) CELGENE shall have the obligation to negotiate in good faith with such THIRD PARTY for such sublicense agreement. Prior to and from time to time during the exercise of its right to COOPERATE, CMCC shall consult with BIOVENTURE as to potential SUBLICENSEES; provided that (x) CMCC shall not be required to obtain the consent of BIOVENTURE; (y) BIOVENTURE's right to consult shall not create in CELGENE or in CMCC any right to withhold or delay the fulfillment of its obligation to COOPERATE. If CELGENE fails to negotiate in good faith with such THIRD PARTY to execute such a sublicense agreement within a reasonable period of time, and CELGENE has not, within such time period, entered into such a sublicense agreement with another THIRD PARTY or otherwise cured the relevant breach of its diligence obligations under this Section 3.2, then CMCC shall have the right and option to terminate the licenses granted in the region where such failure has occurred, i.e., Europe, Canada, or the PACIFIC RIM, respectively, by giving CELGENE sixty (60) days prior written notice thereof, in accordance with Section 15.4(b)(ii).

3.3      For PRODUCTS For Use In Animals.
         -------------------------------

         (a) Diligence. CELGENE shall initiate and diligently use reasonable efforts to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS for use in animals. Such reasonable efforts shall be demonstrated by CELGENE obtaining regulatory approval for the sale of a PRODUCT for use in animals within ......... of the EFFECTIVE DATE in the United
               States and, outside the United States, in one of the following countries: Italy, France, the United Kingdom, or Germany.

         (b) Cooperation. If CELGENE fails to use reasonable efforts either in the United States or outside the United States, as set forth in
               Section 3.3(a) of this Agreement, or to sublicense its rights in such regions to a THIRD PARTY, then CMCC shall have the right to COOPERATE with CELGENE to find an appropriate SUBLICENSEE for such rights. Prior to and from time to time during the exercise of its right to COOPERATE, CMCC shall consult with BIOVENTURE as to potential SUBLICENSEES; provided that (x) CMCC shall not be required to obtain the consent of BIOVENTURE and (y) BIOVENTURE's right to consult shall not create in CELGENE or CMCC any right to withhold or delay the fulfillment of its obligation to COOPERATE. If CELGENE fails to negotiate in good faith with such THIRD PARTY to execute such a sublicense agreement within a reasonable period of time, and CELGENE has not, within such time period, entered into such a sublicense agreement with another THIRD PARTY or otherwise cured the relevant breach of its diligence obligations under this Section 3.3, then CMCC shall have the right and option to terminate the licenses granted in and to such PRODUCTS for use in animals in the region where such failure has occurred, i.e., inside the United States or outside the United States, as applicable, by giving CELGENE sixty (60) days prior written notice thereof, in accordance with Section 15.4(b)(ii).

3.4 For PRODUCTS For Ophthalmologic Use. If CELGENE fails to use reasonable efforts in the United States to develop, or to file for regulatory approval of or register, and to market and sell PRODUCTS for ophthalmologic use or to sublicense its rights in the United States for such indication to a THIRD PARTY, or CELGENE notifies CMCC that it does not intend to take any further activities with respect to PRODUCTS for ophthalmologic use in the United States, then CMCC shall have the right to COOPERATE with CELGENE to find an appropriate SUBLICENSEE for such rights. Prior to and from time to time during the exercise of its right to COOPERATE, CMCC shall consult with BIOVENTURE as to potential SUBLICENSEES; provided that (x) CMCC shall not be required to obtain the consent of BIOVENTURE and (y) BIOVENTURE's right to consult shall not create in CELGENE or CMCC any right to withhold or delay the fulfillment of its obligation to COOPERATE. If CELGENE fails to negotiate in good faith with such THIRD PARTY to execute such a sublicense agreement within a reasonable period of time, and CELGENE has not, within such time period, entered into such a sublicense agreement with another THIRD PARTY or otherwise cured the relevant breach of its diligence obligations under this Section 3.4, then CMCC shall have the right and option to terminate the licenses granted in and to

         PRODUCTS for ophthalmologic use in the United States by giving CELGENE sixty (60) days prior written notice thereof, in accordance with
         Section 15.4(b)(ii).

3.5 CELGENE's Discretion. CMCC agrees that (i) the decision regarding which uses to pursue regulatory approval of PRODUCTS for, and/or to fund and conduct clinical trials of PRODUCTS for, pursuant to Sections 3.1, 3.2,
         3.3 and 3.4 of this Agreement, shall be made by and in the sole discretion of CELGENE; and (ii) with respect to the manner in which regulatory approval is sought and/or clinical trials are funded and conducted, CELGENE shall have sole discretion, including, without limitation, complete control over all regulatory submissions of PRODUCTS to the appropriate regulatory agencies worldwide, including whether, when, and how to file, maintain, withdraw, or abandon an application for regulatory approval of PRODUCTS.

                              SECTION 4 - ROYALTIES

4.1      Royalty Payments.
         ----------------

         (a)   First Twelve Years From FIRST COMMERCIAL SALE. CELGENE shall pay to CMCC ......... of, and shall pay to BIOVENTURE ......... of, the following royalties on the NET SALES of PRODUCTS sold by CELGENE or its AFFILIATES in each country of the TERRITORY: (i) for the first consecutive twelve (12) years from the date of the FIRST COMMERCIAL SALE of a PRODUCT in each country of the TERRITORY, and, separately and independently, (ii) for the first consecutive twelve (12) years from the date of the FIRST COMMERCIAL SALE of each PRODUCT that contains, as a second active ingredient, a compound other than THALIDOMIDE, in each country of the

               TERRITORY:


               (i) ......... of NET SALES up to ......... of such sales;
               (ii) ........ of NET SALES between ......... and ......... of such sales;
               (iii) ....... of NET SALES between ......... and ......... of such sales; and
               (iv) ........ of NET SALES over ......... of such sales.

         (b) After Twelve Years From FIRST COMMERCIAL SALE. For each PRODUCT in each country in the TERRITORY in which the twelve (12) year period provided for in Section 4.1(a) of this Agreement shall have terminated, CELGENE shall pay to CMCC.........of, and shall pay to BIOVENTURE.........of, the following royalties on the NET
               SALES of such PRODUCT covered by an ISSUED VALID CLAIM of the PATENT RIGHTS that are sold by CELGENE or its AFFILIATES in such country:

               (i)    ...... of NET SALES up to.........of such sales;
               (ii)   ...... of NET SALES between.........and.........of such sales;
               (iii)  ...... of NET SALES between.........and.........of such sales; and
               (iv)   ...... of NET SALES over.........of such sales;


               and such royalties under this Section 4.1(b) shall be payable until the last to expire PATENT RIGHT containing an ISSUED VALID CLAIM covering such PRODUCT sold by CELGENE or its AFFILIATES in such country.

4.2      Sublicensing Payments and Royalties.
         -----------------------------------

         (a) If CELGENE grants a sublicense of its exclusive rights under this Agreement, pursuant to Section 2.3 of this Agreement, in any country(ies) of the

               TERRITORY, CELGENE shall pay to CMCC ......... of, and shall pay to BIOVENTURE ......... of, (i) ......... of any non-royalty consideration, including but not limited to any sublicensing and/or milestone payments received by CELGENE pursuant to such sublicense for the sublicense of CELGENE's rights hereunder, and
               (ii) ......... of the royalty income paid by SUBLICENSEES to
               CELGENE on NET SALES of PRODUCTS including, without limitation,
               ......... of any lump-sum commercialization milestone payments due to CELGENE upon the occurrence of certain threshold levels of NET SALES of PRODUCTS by such SUBLICENSEE.

         (b) If CELGENE grants a sublicense of any of its rights under this Agreement in any area of the FIELD or any country of the TERRITORY with respect to which CMCC and CELGENE are COOPERATING pursuant to Sections 3.2(b), 3.3(b) and 3.4 of this Agreement,
               CELGENE shall pay to CMCC.........of, and shall pay to
               BIOVENTURE.........of,.........of any non-royalty consideration, including but not limited to any sublicensing and/or milestone payments received by CELGENE pursuant to such sublicense. CELGENE shall also pay to CMCC.........of, and shall pay to
               BIOVENTURE.........of, the following, as applicable: (i) if
               CELGENE and CMCC are COOPERATING in any country(ies) pursuant to
               Section 3.2(b) of this Agreement,.........of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES, in such country(ies), of PRODUCTS; and (ii) if CELGENE and CMCC are COOPERATING in any country(ies) with regard to PRODUCTS for use in animals pursuant to Section 3.3(b) of this
               Agreement,.........of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES in such country(ies) of such PRODUCTS; and (iii) if CELGENE and CMCC are COOPERATING in the United States with regard to PRODUCTS for ophthalmologic use pursuant to
               Section 3.4 of this Agreement,.........of the royalty income paid by SUBLICENSEES to CELGENE on NET SALES in the United States of such PRODUCTS for such use.

4.3 Later-Issued VALID CLAIM. In the event that there is no ISSUED VALID CLAIM of a PATENT RIGHT in a country within the TERRITORY on the date the twelve (12) year period provided for in Section 4.1(a) of this Agreement expires, no royalties shall be owed by CELGENE under Sections 4.1(b) and 4.2 of this Agreement on PRODUCTS sold by CELGENE or its AFFILIATES or SUBLICENSEES in such country; provided, however, that if a VALID CLAIM of a PATENT RIGHT thereafter issues in such country,
         CELGENE shall thereafter pay to CMCC ......... of, and shall pay to
         BIOVENTURE ......... of, royalties on the NET SALES in such country of
         PRODUCTS covered by such ISSUED VALID CLAIM of the PATENT RIGHTS that are sold by CELGENE or its AFFILIATES or SUBLICENSEES, according to the royalty rates set forth in Sections 4.1(b) and 4.2 of this Agreement, and such royalties under this Section 4.3 shall be payable until the last to expire PATENT RIGHT containing an ISSUED VALID CLAIM covering the PRODUCTS sold by CELGENE or its AFFILIATES or SUBLICENSEES in such country.

4.4 No Multiple Royalties. No multiple royalties shall be payable because any PRODUCT, its manufacture, use, importation, lease, offer for sale or sale is or shall be covered by more than one PATENT RIGHT.

4.5      Milestone Payment. CELGENE will, at its own expense, timely pay to CMCC a milestone payment of ......... upon the first filing, after the
         EFFECTIVE DATE, of a Product License Application, NDA or supplemental NDA in the United States for a PRODUCT for any indication, unless such milestone payment has otherwise been paid by CELGENE pursuant to
         Section 8.2(e) hereof.

4.6 THIRD PARTY Sales. In any country where sales by a THIRD PARTY of a PRODUCT(s) for a similar dosage form and/or route of administration (except where sales by a THIRD PARTY are made pursuant to a sublicense from CELGENE):

         (a)   are equal to or greater than ......... of the dollar market share for such PRODUCT in such country ("MARKET SHARE"), but less than
               ......... of the MARKET SHARE, then the royalty payable to CMCC and BIOVENTURE pursuant to Sections 4.1 and 4.3 of this Agreement in respect of such country shall be reduced by ......... ;

         (b)   are equal to or greater than ......... of the MARKET SHARE, but less than ......... of the MARKET SHARE, then the royalty payable to CMCC and BIOVENTURE pursuant to Sections 4.1 and 4.3 of this Agreement in respect of such country shall be reduced by
               ......... ;

         (c)   are equal to or greater than ......... of the MARKET SHARE, but less than ......... of the MARKET SHARE, then the royalty payable to CMCC and BIOVENTURE pursuant to set Sections 4.1 and 4.3 of this Agreement in respect of such country shall be reduced by
               .........; and

         (d)   are equal to or greater than ......... of the MARKET SHARE, then the royalty payable to CMCC and BIOVENTURE pursuant to Sections
               4.1 and 4.3 of this Agreement in respect of such country shall be reduced by .........;

         provided that, with respect to (a), (b), (c) and/or (d) above, royalties payable to CMCC and BIOVENTURE in respect of any country, based on NET SALES by CELGENE or its AFFILIATES in such country, shall never be reduced below ......... of NET SALES in each royalty bracket.
         For purposes of this Section 4.6, oral dosage forms shall include, without limitation, all capsule, caplet, tablet, and liquid formulations for oral administration.

4.7 Recordkeeping. CELGENE shall keep, and shall require each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars relevant to its sales of PRODUCTS that may be necessary for the purpose of calculating all royalties payable to CMCC and BIOVENTURE pursuant to Sections 4.1, 4.2 and 4.3 of this Agreement. Such books of account, as well as all reasonably necessary supporting data, shall be kept at the principal place of business of CELGENE and each AFFILIATE and SUBLICENSEE, as applicable, for the five
         (5) years next following the end of the calendar year to which each shall pertain, and shall be open for inspection by an independent certified public accountant reasonably acceptable to CELGENE, upon reasonable notice during normal business hours at BIOVENTURE or CMCC'S expense, as the case may be, for the sole purpose of verifying royalty statements or compliance with this Agreement. In the event the inspection determines that royalties due BIOVENTURE or CMCC for any period have been underpaid by ......... or more, which
         underpayment has not since been remedied, then CELGENE and/or its AFFILIATE or SUBLICENSEE, as applicable, shall pay for all costs of the inspection. All royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of .........
         above the prime rate in effect at Fleet Bank on the due date. The payment of such interest shall not foreclose BIOVENTURE or CMCC, as the case may be, from exercising any other rights it may have as a consequence of the lateness of any payment. All information and data reviewed in the inspection shall be used only for the purpose of verifying royalties and shall be treated as CELGENE'S CONFIDENTIAL INFORMATION subject to the obligations of this Agreement. No audit shall be conducted hereunder more frequently than once during any twelve (12) month period, irrespective of whether such audit is on behalf of CMCC or on behalf of BIOVENTURE.

4.8 Quarterly Payments and Reports. In each year the amount of royalty due shall be calculated quarterly as of the end of each CALENDAR QUARTER and shall be paid quarterly within the forty-five (45) days next following such date. Every such payment shall be supported by the accounting described in Section 4.9 of this Agreement. All royalties due BIOVENTURE and CMCC are payable in United States dollars. BIOVENTURE and CMCC shall each designate, in writing, one bank account to which CELGENE shall make all payments due hereunder to each, respectively. When PRODUCTS are sold for currency other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such PRODUCTS were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in The Wall Street Journal, NY Edition on the last business day of the CALENDAR QUARTER in which such sales were made.

4.9 Accounting Reports. With each quarterly payment, CELGENE shall deliver to each of BIOVENTURE and CMCC a full and accurate accounting to include at least the following information:

         (a) Quantity of PRODUCT subject to royalty sold, by country, by CELGENE, its AFFILIATES or SUBLICENSEES;

         (b) Total receipts for each PRODUCT subject to royalty, by country and, to the extent used in any royalty calculations during such quarter, the exchange rate set forth in Section 4.8 of this Agreement;

         (c)   Deductions applicable as provided in Section 1.12;

         (d) Compensation on PRODUCTS received from SUBLICENSEES pursuant to a sublicense of CELGENE's rights under this Agreement;

         (e) Total royalties and/or compensation payable to BIOVENTURE and CMCC, as the case may be; and

         (f)   Names and addresses of all SUBLICENSEES of CELGENE.



                           SECTION 5 - CONFIDENTIALITY

5.1 Confidential Information. During the term of this Agreement, it is contemplated that each of CMCC, CELGENE, ENTREMED and BIOVENTURE (the "disclosing party") may disclose to the other(s) proprietary and confidential technology, inventions, technical information, material, reagents, biological materials and the like, and any other information which is deemed to be confidential pursuant to this Agreement, which are owned or controlled by the disclosing party or which the disclosing party is obligated to maintain in confidence and which is designated by the disclosing party as confidential ("CONFIDENTIAL INFORMATION"). Each of CMCC, CELGENE, ENTREMED and BIOVENTURE agrees (a) not to disclose the disclosing party's CONFIDENTIAL INFORMATION to any other person or entity, including THIRD PARTIES, other than its AFFILIATES, agents, representatives and employees, and (b) to maintain the disclosing party's CONFIDENTIAL INFORMATION in strict confidence, to cause all of its AFFILIATES, agents, representatives and employees to maintain the disclosing party's CONFIDENTIAL INFORMATION in confidence and not to disclose any such CONFIDENTIAL INFORMATION to a THIRD PARTY without the prior written consent of the disclosing party, and not to use such CONFIDENTIAL INFORMATION for any purpose other than as provided under this Agreement. The secrecy obligations of the parties with respect to CONFIDENTIAL INFORMATION shall continue for a period ending ten (10) years from the termination of this Agreement.

5.2 Non-Confidential Information. The obligations of confidentiality will not apply to information that:

         (a) was known to the receiving party or generally known to the public prior to its disclosure hereunder through no fault of the disclosing party or any agent, representative or employee thereof; or

         (b) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents;

         (c) is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the disclosing party;

         (d) is required by law, rule, regulation or bona fide legal process to be disclosed, to the extent so required, provided that the party wishing to make such disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the disclosing party; or

         (e)   is approved for release by the parties.

5.3 Disclosure To THIRD PARTIES. The obligations of Section 5.1 notwithstanding,

         (a) CELGENE may disclose CONFIDENTIAL INFORMATION disclosed to it hereunder to THIRD PARTIES:

               (i) who need to know the same in order to obtain regulatory approval for a PRODUCT under this Agreement,

               (ii) who need to know the same in order to work towards the commercial development of PRODUCT(s) on behalf of CELGENE,

               provided that, with respect to (i) and (ii) above, such THIRD PARTIES are bound by obligations of confidentiality and non-use at least as stringent as those set forth herein; and

         (b) each party hereto may disclose CONFIDENTIAL INFORMATION disclosed to it hereunder to a THIRD PARTY to the extent such disclosure is required by any applicable laws or the rules or regulations of any applicable securities exchange or quotation system or market.

5.4 Disclosure To Sublicensees and CMCC ROYALTY PURCHASER(S). CELGENE may disclose CMCC's CONFIDENTIAL INFORMATION to an actual or potential SUBLICENSEE without CMCC's consent, provided that such actual or potential SUBLICENSEES are bound by obligations of confidentiality and non-use at least as stringent as those set forth herein. CMCC may disclose to actual and potential CMCC ROYALTY PURCHASERS the following information without CELGENE's, ENTREMED's or BIOVENTURE's consent, provided that such CMCC ROYALTY PURCHASERS first agree in writing to be bound by obligations of confidentiality and non-use at least as stringent as those set forth herein: (a) this Agreement, including any amendments thereto, and the Consents (as defined in Section 5.5); (b) information disclosed to CMCC pursuant to Section 4 hereof; (c) information disclosed to CMCC pursuant to Sections 2.3 and 2.4(b) hereof; and (d) any notices provided to CMCC pursuant to the requirements of this Agreement, and the disclosures of (a) through (d) above may include without limitation any CONFIDENTIAL INFORMATION contained therein.

5.5 Public Statements. Neither CELGENE, BIOVENTURE, ENTREMED, CMCC nor any CMCC ROYALTY PURCHASER(S) may issue a public statement, including without limitation a press release, with regard to (1) this Agreement,
         (2) the CMCC Acknowledgment and Consent made and entered into August __, 2001 by and among CMCC, ENTREMED and BIOVENTURE, or (3) the Celgene Acknowledgment and Consent made and entered into as of August __, 2001 by and among CELGENE, ENTREMED and BIOVENTURE ((2) and (3), together, the "Consents") without the prior written consent of the other parties, which consent in any case shall not be unreasonably withheld; provided that (a) to the extent required by any applicable law, including without limitation any applicable securities law or the rules or regulations of any applicable securities exchange or quotation system or market or any legal or administrative proceeding, any of CELGENE, BIOVENTURE, ENTREMED, CMCC or the CMCC ROYALTY PURCHASER(S), may make public statements or otherwise disclose the matters covered by this Agreement or the Consents and (b) nothing herein shall prohibit any party hereto or the CMCC ROYALTY PURCHASER(S), or any of their respective AFFILIATES, from disclosing such party's (or the CMCC ROYALTY PURCHASER's, as applicable) royalty interest hereunder (1) to any of their respective AFFILIATES, agents, representatives and employees, (2) in any annual or other periodic corporate report, (3) to any financing sources (whether equity or debt) and its legal, financial and industry advisors, or (4) to any actual or potential underwriter, and its legal, accounting and industry advisors, in connection with securing financing. In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, if this Agreement is required to be filed by any party hereto or by the CMCC ROYALTY PURCHASER(S), the filing party will request that this Agreement be treated as confidential to the maximum permissible extent.



                     SECTION 6 - ADVERSE MEDICAL EXPERIENCES

6.1 Adverse Medical Experience Reporting. CELGENE shall comply fully with all applicable medical/adverse experience reporting requirements in all countries where CELGENE intends to carry out clinical trials and/or market PRODUCT.

                               SECTION 7 - PATENTS

7.1      Patent Prosecution
         ------------------

         (a)  THALIDOMIDE PATENT RIGHTS.
              --------------------------

               (1) By CELGENE. CELGENE shall have the right, but not the obligation, to prepare, file, prosecute and maintain the THALIDOMIDE PATENT RIGHTS, at CELGENE's sole expense, through patent counsel selected by CELGENE and reasonably acceptable to CMCC. CELGENE agrees to ADVISE CMCC and BIOVENTURE with respect thereto. For purposes of this
                    Section 7, to "ADVISE" shall mean to provide copies of all substantive documents received from or filed in any patent office, including without limitation copies of each patent application, office action, response to office action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension and request for reissue or reexamination.

               (2) By CMCC. In the event that CELGENE decides not to prepare, file, prosecute and/or maintain any of the THALIDOMIDE PATENT RIGHTS in any country(ies) or region(s) in the TERRITORY, CELGENE shall notify CMCC and BIOVENTURE promptly, and in any event in sufficient time for CMCC to preserve its rights thereunder, and (a) any rights granted to CELGENE in and to such THALIDOMIDE PATENT

                    RIGHTS, in the relevant country or region in the TERRITORY, shall terminate; (b) CELGENE shall have no obligation to pay for any costs incurred after the receipt of such notice by CMCC in connection with the preparation, filing, prosecution or maintenance of any such THALIDOMIDE PATENT RIGHTS in the relevant country or region in the TERRITORY; and (c) CMCC shall thereafter have the sole right, but not the obligation, to prepare, file, prosecute and/or maintain such THALIDOMIDE PATENT RIGHTS in such country(ies) or region(s) in the TERRITORY, at CMCC's sole expense. CMCC agrees to ADVISE BIOVENTURE with respect thereto.

               (3) By BIOVENTURE. In the event that CMCC decides not to prepare, file, prosecute and/or maintain any of the THALIDOMIDE PATENT RIGHTS in any country(ies) or region(s) in the TERRITORY, CMCC shall notify BIOVENTURE promptly, and in any event in sufficient time for BIOVENTURE to preserve its economic rights hereunder, CMCC shall have no obligation to pay for any costs incurred after the receipt of such notice by BIOVENTURE in connection with the preparation, filing, prosecution or maintenance of any such THALIDOMIDE PATENT RIGHTS in the relevant country or region in the TERRITORY; and BIOVENTURE shall thereafter have the sole right, but not the obligation, to prepare, file, prosecute and/or maintain such THALIDOMIDE PATENT RIGHTS in such country(ies) or region(s) in the TERRITORY, at BIOVENTURE's sole expense, using patent counsel selected by

                    BIOVENTURE and reasonably acceptable to CMCC. BIOVENTURE agrees to ADVISE CMCC with respect thereto.

(b)      MIXED PATENT RIGHTS.
         --------------------

               (1) By ENTREMED. Subject to Section 7.1(b)(2), ENTREMED shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain the MIXED PATENT RIGHTS, at ENTREMED's sole expense, through patent counsel selected by ENTREMED and reasonably acceptable to CELGENE and CMCC. ENTREMED shall ADVISE CMCC with respect to any MIXED PATENT RIGHTS, and shall ADVISE BIOVENTURE with respect to any MIXED PATENT THALIDOMIDE CLAIMS.

               (2) Cooperation on MIXED PATENT THALIDOMIDE CLAIMS. Whichever parties are prosecuting the THALIDOMIDE PATENT RIGHTS and the MIXED PATENT RIGHTS, respectively, shall consult with each other in good faith regarding the preparation, filing, prosecution and maintenance of all MIXED PATENT THALIDOMIDE CLAIMS, and, to the extent necessary to accomplish same, the MIXED PATENT RIGHTS, including without limitation the content, timing and jurisdiction of the filing of same. A copy of each document or a draft thereof pertaining to the preparation, filing, prosecution, or maintenance of each MIXED PATENT THALIDOMIDE CLAIM, including but not limited to each patent application, office action, response to office action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension and request for reissue or reexamination of any MIXED PATENT RIGHTS, to the extent MIXED PATENT THALIDOMIDE CLAIMS are or may be affected, shall be provided to the party prosecuting the MIXED PATENT THALIDOMIDE CLAIMS as follows: documents received from any patent office and/or counsel's analysis thereof shall be provided promptly after receipt; and drafts of all documents to be filed in any patent office shall be provided sufficiently prior to their filing deadlines to allow for review and comment by the party(ies) prosecuting the THALIDOMIDE PATENT RIGHTS, which comments the party(ies) prosecuting the MIXED PATENT RIGHTS shall incorporate in good faith. In order to protect its commercial interests, the party(ies) prosecuting the THALIDOMIDE PATENT RIGHTS may request that certain MIXED PATENT THALIDOMIDE CLAIMS be prepared, filed, prosecuted, and/or maintained, or that such steps be undertaken in certain countries or regions in the TERRITORY, and patent counsel of the relevant party(ies) prosecuting the MIXED PATENT RIGHTS shall follow such request, at a cost to be shared by the parties on a basis to be determined in good faith by such parties, taking into account the relative commercial value of such MIXED PATENT THALIDOMIDE CLAMS to each. ENTREMED or, in accordance with
                    Section 7.1(b)(4), CMCC, shall have the right to take any action that, in its judgment, is necessary to preserve any claims of any MIXED PATENT RIGHTS that are not MIXED PATENT THALIDOMIDE CLAIMS. In the event that information relating to the prosecution of MIXED PATENT RIGHTS generally, and not solely to the MIXED PATENT THALIDOMIDE CLAIMS, is provided to the party(ies) prosecuting the THALIDOMIDE PATENT RIGHTS pursuant to this Section 7.1(b)(2), ENTREMED or CMCC, as the case may be, may require that the party(ies) prosecuting the THALIDOMIDE PATENT RIGHTS limit disclosure of such information, as it relates to MIXED PATENT RIGHTS generally, to such party's outside counsel, and such party agrees to do so, unless otherwise agreed by the parties.

               (3) By CELGENE. In the event that ENTREMED decides not to prepare, file, prosecute and/or maintain any MIXED PATENT THALIDOMIDE CLAIM(s) in any country(ies) or region(s) in the TERRITORY, ENTREMED shall notify CELGENE and CMCC promptly, and in any event in sufficient time for CELGENE and CMCC to preserve their rights hereunder, and: (a) any rights granted to ENTREMED pursuant to the NEW ANALOG AGREEMENT in and to such MIXED PATENT

                    THALIDOMIDE CLAIMS, in the relevant country or region in the TERRITORY, shall terminate; and (b) CELGENE shall thereafter have the sole right, but not the obligation, to prepare, file, prosecute and/or maintain such MIXED PATENT THALIDOMIDE CLAIM(s) in such country(ies) or region(s) in the TERRITORY, at CELGENE's sole expense, and shall ADVISE CMCC and BIOVENTURE with respect thereto.

               (4) By CMCC. In the event that CELGENE decides not to prepare, file, prosecute and/or maintain any of the MIXED PATENT THALIDOMIDE CLAIMS in any country(ies) or region(s) in the TERRITORY, or in the event that ENTREMED decides not to prepare, file, prosecute and/or maintain any of the MIXED PATENT RIGHTS that are not MIXED PATENT THALIDOMIDE CLAIMS, CELGENE or ENTREMED, as the case may be, shall notify CMCC and, in the case of MIXED PATENT THALIDOMIDE CLAIMS only, BIOVENTURE, promptly, and in any event in sufficient time for CMCC to preserve its rights thereunder, and: (a) any rights granted to CELGENE in and to such MIXED PATENT THALIDOMIDE CLAIMS, or, any rights granted to ENTREMED in and to such MIXED PATENT RIGHTS, as the case may be, in the relevant country or region in the TERRITORY, shall terminate; (b) CELGENE or

                    ENTREMED, as the case may be, shall have no obligation to pay for any costs incurred after the receipt of such notice by CMCC in connection with the preparation, filing, prosecution or maintenance of any such MIXED PATENT THALIDOMIDE CLAIMS and/or MIXED PATENT RIGHTS in the relevant country or region in the TERRITORY; and (c) CMCC shall thereafter have the sole right, but not the obligation, to prepare, file, prosecute and/or maintain such MIXED PATENT THALIDOMIDE CLAIMS and/or MIXED PATENT RIGHTS in such country(ies) or region(s) in the TERRITORY, at CMCC's sole expense. CMCC shall ADVISE BIOVENTURE with respect thereto.

               (5) By BIOVENTURE. In the event that CMCC decides not to prepare, file, prosecute and/or maintain any of the MIXED PATENT THALIDOMIDE CLAIMS in any country(ies) or region(s) in the TERRITORY, CMCC shall notify BIOVENTURE promptly, and in any event in sufficient time for BIOVENTURE to preserve its economic rights hereunder, CMCC shall have no obligation to pay for any costs incurred after the receipt of such notice by BIOVENTURE in connection with the preparation, filing, prosecution or maintenance of any such MIXED PATENT THALIDOMIDE CLAIMS in the relevant country or region in the

                    TERRITORY; and BIOVENTURE shall thereafter have the sole right, but not the obligation, to prepare, file, prosecute and/or maintain such MIXED PATENT THALIDOMIDE CLAIMS in such country(ies) or region(s) in the TERRITORY, at BIOVENTURE's sole expense. BIOVENTURE shall ADVISE CMCC with respect thereto.

         (c) Change In Status of Patent Rights. In the event that, during the course of prosecution in accordance with this Section 7.2, any patent application within the MIXED PATENT RIGHTS becomes a patent application within the THALIDOMIDE PATENT RIGHTS, or vice versa, the parties agree to promptly notify each other, and to cooperate in good faith to preserve the rights of the parties thereunder and to effectuate the foregoing provisions.

7.2      Infringement Actions.
         --------------------

         (a) Notification. In the event that any party learns of the infringement of any THALIDOMIDE PATENT RIGHT and/or MIXED PATENT RIGHT by a THIRD PARTY, or the filing of a Declaratory Judgment action by a third party alleging the invalidity, unenforceability, or noninfringement of any of same ("DJ ACTION"), that party must promptly notify the other parties to this Agreement of the infringement or DJ ACTION, as the case may be, in writing, and must provide reasonable evidence of the infringement. The notifying party shall also inform the other parties to this Agreement whether, in its reasonable judgment, the infringement is alleged to be (1) the making, using, offering for sale, selling or importing of a product that is or contains THALIDOMIDE in such a way as to infringe any of the THALIDOMIDE PATENT RIGHTS and/or any MIXED PATENT THALIDOMIDE CLAIMS ("THALIDOMIDE INFRINGEMENT"); and/or
               (2) the making, using, offering for sale, selling or importing of a product that is or contains an analog of THALIDOMIDE in such a way as to infringe any claim of any MIXED PATENT RIGHTS ("NON-THALIDOMIDE INFRINGEMENT"). If any party disagrees with the characterization of the infringement as THALIDOMIDE INFRINGEMENT or NON-THALIDOMIDE INFRINGEMENT, the parties hereto shall promptly negotiate in good faith a resolution to such dispute. If the parties are unable to resolve such dispute within three (3) months, the matter shall be resolved in accordance with the provisions of Section 12. If the parties determine that such infringement is both a THALIDOMIDE INFRINGEMENT and a NON-THALIDOMIDE INFRINGEMENT, the parties shall cooperate in good faith to effectuate the applicable provisions of this Section 7 to the fullest extent possible, taking into account the relative commercial interests of the parties. None of the parties will notify a THIRD PARTY (except their attorneys) of the infringement of any THALIDOMIDE PATENT RIGHT or MIXED PATENT RIGHT (including without limitation the foregoing characterization of the infringement), or of the filing of a DJ ACTION directed to any PATENT RIGHT, without first obtaining the consent of each party to this Agreement having rights in such PATENT RIGHT and/or in the relevant claims thereof, including without limitation any economic rights therein BIOVENTURE may have, either pursuant to this Agreement or pursuant to the NEW ANALOG AGREEMENT, which rights are actually or potentially impacted by such alleged infringement or DJ ACTION ("INTERESTED PARTY"), which consent shall not be unreasonably withheld or delayed.

         (b) Enforcement by CELGENE of Certain PATENT RIGHTS against THALIDOMIDE INFRINGEMENT. If, at any time during the term of this Agreement, any party hereto furnishes notice, pursuant to Section 7.2(a), of a THALIDOMIDE INFRINGEMENT, then CELGENE shall have the right, but not the obligation, to bring a suit or action to compel termination of such infringement, at CELGENE's sole expense. CELGENE may join CMCC, ENTREMED and/or BIOVENTURE as parties as required, at CELGENE's sole expense. CMCC, ENTREMED and BIOVENTURE independently shall each have the right to join, at its own expense, any such suit or action brought by CELGENE, to the extent same are INTERESTED PARTIES therein.

         (c) Enforcement by ENTREMED of Certain PATENT RIGHTS against NON-THALIDOMIDE INFRINGEMENT. If, at any time during the term of this Agreement, any party hereto furnishes notice, pursuant to
               Section 7.2(a), of a NON-THALIDOMIDE INFRINGEMENT, then ENTREMED shall have the right, but not the obligation, to bring a suit or action to compel termination of such infringement, at ENTREMED's sole expense. ENTREMED may join CMCC, CELGENE and/or BIOVENTURE as parties as required, at ENTREMED's sole expense. CMCC, CELGENE and BIOVENTURE independently shall each have the right to join, at its own expense, any such suit or action brought by ENTREMED, to the extent same are INTERESTED PARTIES therein.

         (d) Enforcement of PATENT RIGHTS by CMCC. If within six (6) months after the date of any notice provided under Section 7.2(a) of this Agreement with respect to any THALIDOMIDE INFRINGEMENT, CELGENE fails to cause such infringement to terminate, to enter into negotiations to sublicense such alleged infringer, or to bring a suit or action to compel termination, or if CELGENE notifies CMCC that it does not intend to take any action in such regard (which CELGENE shall do promptly upon making such decision, and which notice CELGENE shall likewise promptly provide to ENTREMED and BIOVENTURE, to the extent same are INTERESTED PARTIES), CMCC shall thereafter have the sole right, but not the obligation, to cause such infringement to terminate, including without limitation by granting a sublicense hereunder in accordance with Section 7.5 hereof, and/or to bring such suit or action to compel termination at CMCC's sole expense. If within six (6) months after the date of any notice provided under
               Section 7.2(a) of this Agreement with respect to any NON-THALIDOMIDE INFRINGEMENT, ENTREMED fails to cause such infringement to terminate, to enter into negotiations to sublicense such alleged infringer, or to bring a suit or action to compel termination, or if ENTREMED notifies CMCC that it does not intend to take any action in such regard (which ENTREMED shall do promptly upon making such decision, and which notice ENTREMED shall likewise promptly provide to CELGENE and BIOVENTURE, to the extent same are INTERESTED PARTIES), CMCC shall thereafter have the sole right, but not the obligation, to cause such infringement to terminate, including without limitation by granting a sublicense hereunder in accordance with Section 7.5 hereof, and/or to bring such suit or action to compel termination at CMCC's sole expense. CMCC may join ENTREMED, CELGENE and/or BIOVENTURE as parties as required, at CMCC's sole expense. ENTREMED, CELGENE and BIOVENTURE independently shall each have the right to join, at its own expense, any such suit or action brought by CMCC, to the extent same are INTERESTED PARTIES therein.

         (e) Enforcement by BIOVENTURE of Certain PATENT RIGHTS against THALIDOMIDE INFRINGEMENT. If, within three (3) months after the date on which CMCC's right to bring any suit or action under
               Section 7.2(d) with respect to THALIDOMIDE INFRINGEMENT commences, CMCC fails to cause such infringement to terminate, to enter into negotiations to sublicense such alleged infringer, or to bring a suit or action to compel termination of such infringement, or if CMCC notifies BIOVENTURE that it does not intend to take any action in such regard (which CMCC shall do promptly upon making such decision), BIOVENTURE shall thereafter have the sole right, but not the obligation, to bring such suit or action to compel termination at BIOVENTURE's sole expense. BIOVENTURE may join ENTREMED, CELGENE and/or CMCC as parties as required, at BIOVENTURE's sole expense. ENTREMED, CELGENE and CMCC independently shall each have the right to join, at its own expense, any such suit or action brought by BIOVENTURE, to the extent same are INTERESTED PARTIES therein.

7.3      Declaratory Judgment Actions.
         ----------------------------


         (a) THALIDOMIDE DJ ACTIONS Defended by CELGENE. In the event that a DJ ACTION relating to the making, using, offering for sale, selling or importing of a product that is or contains THALIDOMIDE ("THALIDOMIDE DJ ACTION") is brought against CMCC, CELGENE, ENTREMED or BIOVENTURE concerning any of the PATENT RIGHTS, CELGENE, at its option, shall have the right, within thirty (30) days after commencement of such THALIDOMIDE DJ ACTION, to intervene, as applicable, and to assume control of the defense of such DJ ACTION, at its sole expense. CMCC, ENTREMED and BIOVENTURE shall each have the right, at its own expense, to join any THALIDOMIDE DJ ACTION defended by CELGENE hereunder, to the extent same are INTERESTED PARTIES therein. Except as otherwise stated in Section 7.5 of this Agreement, CELGENE shall have the sole right, but not the obligation, to grant a sublicense of its rights hereunder for future use of any THALIDOMIDE PATENT RIGHTS and/or MIXED PATENT THALIDOMIDE CLAIMS in connection with any THALIDOMIDE DJ ACTION.

         (b) NON-THALIDOMIDE DJ ACTIONS Defended by ENTREMED. In the event that a DJ ACTION relating to the making, using, offering for sale, selling or importing of a product that is or contains an analog of THALIDOMIDE ("NON-THALIDOMIDE DJ ACTION") is brought against CMCC, CELGENE, ENTREMED or BIOVENTURE concerning any of the PATENT RIGHTS, ENTREMED, at its option, shall have the right, within thirty (30) days after commencement of such DJ ACTION, to intervene, as applicable, and to assume control of the defense of such NON-THALIDOMIDE DJ ACTION, at its sole expense. CMCC, CELGENE and BIOVENTURE shall each have the right, at its own expense, to join any NON-THALIDOMIDE DJ ACTION defended by ENTREMED hereunder, and to the extent same are INTERESTED PARTIES therein. Except as otherwise stated in Section 7.5 of this Agreement, ENTREMED shall have the sole right, but not the obligation, to grant a sublicense of its rights hereunder for future use of any THALIDOMIDE PATENT RIGHTS and/or MIXED PATENT THALIDOMIDE CLAIMS in connection with any NON-THALIDOMIDE DJ ACTION.

         (c) Defense of THALIDOMIDE DJ ACTIONS By CMCC. In the event of any THALIDOMIDE DJ ACTION in which CELGENE does not assume control of the defense, as provided for in Section 7.3(a) hereof, or any NON-THALIDOMIDE DJ ACTION in which ENTREMED does not assume control of the defense, as provided for in Section 7.3(b) hereof, CMCC shall thereafter have the sole right, but not the obligation, to intervene and assume control of the defense of such THALIDOMIDE DJ ACTION, at its sole expense. CELGENE, BIOVENTURE, and/or ENTREMED shall each have the right, at its own expense, to join in any such THALIDOMIDE DJ ACTION or NON-THALIDOMIDE DJ ACTION defended by CMCC hereunder, to the extent same are INTERESTED PARTIES therein.

         (d) Defense of THALIDOMIDE DJ ACTIONS By BIOVENTURE. If CMCC fails to assume defense of any THALIDOMIDE DJ ACTION within thirty (30) days of

               CMCC's right to do so, pursuant to Section 7.3(c), BIOVENTURE shall thereafter have the sole right, but not the obligation, to intervene and assume control of the defense of such THALIDOMIDE DJ ACTION, at its sole expense. CMCC, CELGENE and/or ENTREMED shall each have the right, at its own expense, to join in any such THALIDOMIDE DJ ACTION defended by BIOVENTURE hereunder, to the extent same are INTERESTED PARTIES therein.

7.4 Allocation of any Damages Award. Any damages recovered in connection with any suit or action brought pursuant to Section 7.2, or any DJ ACTION defended pursuant to section 7.3 shall be used (a) first to reimburse the party primarily responsible for conduct or defense of the litigation (i.e., CELGENE if the action is brought pursuant to Section 7.2(b) or defended pursuant to Section 7.3(a), ENTREMED if the action is brought pursuant to Section 7.2(c) or defended pursuant to Section 7.3(b), CMCC if the action is brought pursuant to Section 7.2(d) or defended pursuant to Section 7.3(c), and BIOVENTURE if the action is brought pursuant to Section 7.2(e) or defended pursuant to Section 7.3(d)) (each, as applicable, the "PRIMARY LITIGANT") for the cost of such suit or action (including attorney's fees) actually paid by such PRIMARY LITIGANT, then (b) to reimburse any INTERESTED PARTY that has, pursuant to the terms of Section 7.2 or 7.3, voluntarily joined any action brought or defended hereunder, for the cost of such suit or action (including attorney's fees) actually paid by such voluntarily-joined INTERESTED PARTY, then (c) to reimburse CMCC and BIOVENTURE pro rata for any loss of royalties payable hereunder or under the NEW ANALOG AGREEMENT, as applicable. In the event that CELGENE and/or ENTREMED has, pursuant to the terms of Section 7.2 or 7.3, voluntarily joined any action brought or defended hereunder, then any damages remaining after the distributions set forth in subsections (a) through (c) of this Section 7.4 ("RESIDUAL DAMAGES") shall first be used to reimburse CELGENE and/or ENTREMED, as applicable, for their lost profits. Any remaining RESIDUAL DAMAGES shall next be distributed to or among the PRIMARY LITIGANT and any INTERESTED PARTIES that have, pursuant to the terms of Section 7.2 or 7.3, voluntarily joined any action brought or defended hereunder, on a basis to be determined in good faith by such INTERESTED PARTIES and the PRIMARY LITIGANT based on each such party's respective commercial interest in the subject matter of such suit or action.

         7.5 Settlement of Enforcement Actions and DJ ACTIONS. In the event that any INTERESTED PARTY has, pursuant to the terms of Section 7.2 or 7.3, voluntarily joined any action brought or defended hereunder, then no settlement, consent judgment or other voluntary final disposition of such suit or action may be entered into without the prior consent of all such joined INTERESTED PARTIES, which consent shall not be unreasonably withheld or delayed. Except as otherwise stated below in this Section 7.5, (i) CELGENE shall have the sole right but not the obligation, in accordance with the terms and conditions of this Agreement, to sublicense any alleged infringer for future use of any THALIDOMIDE PATENT RIGHTS and/or any MIXED PATENT THALIDOMIDE CLAIMS with respect to any THALIDOMIDE INFRINGEMENT and (ii) ENTREMED shall have the sole right but not the obligation, in accordance with the terms and conditions of the NEW ANALOG AGREEMENT, to sublicense any alleged infringer for future use of any MIXED PATENT RIGHTS with respect to any NON-

         THALIDOMIDE INFRINGEMENT. CELGENE and ENTREMED shall each have the right to grant such sublicenses in accordance with the terms and conditions of this Agreement and the NEW ANALOG AGREEMENT, respectively, provided that neither shall grant any such sublicense to the detriment of the rights of CMCC or any such joined INTERESTED PARTY hereunder or under the NEW ANALOG AGREEMENT. In the event that CELGENE and/or ENTREMED elect not to exercise their right to initiate litigation against an alleged infringer, as set forth in Sections 7.2(b) and (c), respectively, or to defend a DJ ACTION, as set forth in Sections 7.3(a) and (b), respectively, then the PRIMARY LITIGANT shall have the right, but no obligation, to license or sublicense, as applicable, any alleged infringer for future use of any THALIDOMIDE PATENT RIGHTS and/or any MIXED PATENT RIGHTS, provided, however, that
         (1) the terms and conditions of such license or sublicense shall be commercially reasonable and commensurate in scope with the alleged infringement, (2) such license or sublicense shall not permit the further sublicensing, assignment or transfer of any right or license under the PATENT RIGHTS granted therein, and (3) but for a change in the grant under the relevant PATENT RIGHTS, as set forth in Section 2.1, from exclusive to co-exclusive in the region where such infringement has occurred and in the field to which such infringement relates, neither CELGENE's rights and licenses hereunder, nor ENTREMED's rights and licenses under the NEW ANALOG AGREEMENT, shall be affected.

7.6 Cooperation. In any suit or action any party may institute or control with respect to the enforcement or defense of any of the PATENT RIGHTS pursuant to this Agreement, the other parties hereto shall, at the request of the PRIMARY LITIGANT, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the PRIMARY LITIGANT, except as otherwise set forth in this Section 7. In any such suit or action that involves any MIXED PATENT THALIDOMIDE CLAIMS, all INTERESTED PARTIES shall consult and cooperate in good faith to the extent any argument, claim, counterclaim or defense advanced by any party to such suit or action actually or potentially impacts the rights of any other INTERESTED PARTY including, without limitation, with respect to any claim construction and infringement issues.

7.7 THIRD PARTY Royalty Reduction. In the event that an infringement action is brought by a THIRD PARTY against CELGENE alleging that CELGENE's making, using, offering for sale, selling or importing of a PRODUCT infringes a THIRD PARTY patent, and results in a judgment or settlement requiring royalties to be paid by CELGENE to such THIRD PARTY, the royalties owed by CELGENE to CMCC and BIOVENTURE under Section 4 of this Agreement shall be reduced pro rata by an amount equal to
         ......... of the royalties owed to such THIRD PARTY, provided that the royalties owed to CMCC and BIOVENTURE shall not be reduced under this
         Section 7.7 to less than ......... of NET SALES, nor shall any specific royalty payment be reduced under this Section 7.7 by more than.........

                   SECTION 8 - REPRESENTATIONS AND WARRANTIES

8.1 Each party hereby represents and warrants that each has the full right and authority to enter into this Agreement and that the entry into this Agreement does not require the consent of a THIRD PARTY whose consent has not been obtained.

8.2      CELGENE hereby represents and warrants to CMCC as follows:

         (a) Prior to the EFFECTIVE DATE, the CELGENE SUBLICENSE contained all of the understandings and agreements between CELGENE and ENTREMED with respect to the subject matter thereof, and, prior to the EFFECTIVE DATE, the CELGENE SUBLICENSE was in existence in full force and effect. There are no written amendments or modifications in effect with respect to the CELGENE SUBLICENSE.

         (b) CELGENE has no actual knowledge of any legal claims asserted by any third parties against CELGENE relating to the PRODUCTS, other than any product liability claims for which CELGENE has adequate insurance.

         (c) Except as previously disclosed to CMCC, CELGENE has not actually received any written notice that it is in violation of any governmental law or regulation applicable to the sale of the PRODUCTS, and does not believe that there are valid grounds for any claim of any such violation.

         (d) CELGENE confirms that, to its knowledge, all of ENTREMED's obligations under Sections 2.4, 2.5, 2.7(c) and 3.1(c), and the first sentence of Section 2.6 of the CELGENE SUBLICENSE have been fully performed and satisfied prior to the date hereof and that ENTREMED has no further obligations under such sections.

         (e) CELGENE agrees that it shall pay directly to CMCC any milestone payment that would have been due to ENTREMED, pursuant to Section 2.7(d) of the CELGENE SUBLICENSE, for the milestone payment described therein if such milestone payment was reached after December 8, 1998 but before the Effective Date of this Agreement, it being understood that if such milestone is reached after the Effective Date hereof, such milestone shall be payable to CMCC pursuant to Section 4.5 hereof.

         (f) No right of off-set pursuant to Section 7.3(g) of the CELGENE SUBLICENSE has been asserted by CELGENE under the CELGENE SUBLICENSE .



                    SECTION 9 - INDEMNIFICATION AND INSURANCE

9.1 By CELGENE. CELGENE will defend, indemnify and hold harmless each of CMCC, BIOVENTURE, their successors and AFFILIATES and their employees, agents, officers, trustees, shareholders and directors and each of them (the "Indemnified Parties") from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the applicable Indemnified Parties in connection with any claims, suits or judgments arising out of any theory of product liability concerning the development, testing, manufacture, sale or use of any PRODUCT by CELGENE, its AFFILIATES or its SUBLICENSEES.

         (a) CELGENE's indemnification under this Section 9.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activity, reckless misconduct or intentional misconduct of any Indemnified Party.

         (b) Commencing not later than the date of FIRST COMMERCIAL SALE of a PRODUCT, CELGENE shall obtain and carry in full force and effect product liability insurance against any claims, judgments, liabilities and expenses for which it is obligated to indemnify CMCC and others to the extent required under Section 9.1 of this Agreement, in such amounts and with such deductibles as are customary at the time for companies engaged in a similar business, and shall provide CMCC and BIOVENTURE with written evidence of such insurance upon request.

9.2 Conditions to Indemnification. CELGENE's obligations under this Section 9 shall apply only if the Indemnified Parties promptly notify CELGENE of any loss, claim, damage, liability or action in respect of which the Indemnified Parties intend to claim such indemnification. CELGENE shall assume the defense thereof with counsel mutually satisfactory to the Indemnified Parties whether or not such claim is rightfully brought. Each Indemnified Party shall have the right to retain its own counsel, at its own expense, provided that CELGENE shall reimburse such Indemnified Party for such expense if representation of such Indemnified Party by the counsel retained by CELGENE would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other person represented by such counsel in such proceedings. The failure to deliver notice to CELGENE within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve CELGENE of any liability to any Indemnified Party under this Section 9, but the omission so to deliver notice to CELGENE will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 9. Each Indemnified Party under this Section 9 shall cooperate fully with CELGENE and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.



                          SECTION 10 - EXPORT CONTROLS

10.1 It is understood that CMCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979) and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by CELGENE that CELGENE shall not export data or commodities to certain foreign countries without prior written approval of such agency. CMCC neither represents that a license shall not be required nor that, if required, it shall be issued.

                          SECTION 11 - NON-USE OF NAMES

11.1 No party hereunder shall use the names of any other party hereunder, nor of any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from the party to be named, except that

         CELGENE and CMCC may state that CELGENE is licensed by CMCC under the PATENT RIGHTS in the FIELD.



                            SECTION 12 - ARBITRATION

12.1 Any and all claims, disputes or controversies arising under, out of, or in connection with the this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in Boston, Massachusetts, under patent arbitration rules of the American Arbitration Association then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by any party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes each of CMCC, CELGENE, BIOVENTURE and ENTREMED hereby irrevocably consents and submits.

12.2. Notwithstanding the foregoing, nothing in this Section 12 shall be construed (a) to waive any rights or timely performance of any obligations existing under this Agreement or (b) to apply to the provisions of Section 7.2 (Infringement Actions) (other than the fourth sentence of Section 7.3(a)) or Section 7.4 (Declaratory Judgment Actions).

                     SECTION 13 - ASSIGNMENT AND SUCCESSORS

13.1 By Any Party. This Agreement shall not be assignable by CELGENE, CMCC, ENTREMED or BIOVENTURE without the prior written consent of the other parties to this Agreement, except that (a) CELGENE, CMCC, ENTREMED and/or BIOVENTURE may assign this Agreement to an AFFILIATE, successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates without the consent of any other party; and (b) CMCC may assign its right, title and interest to certain payments due to CMCC pursuant to Section 4 of this Agreement to the CMCC ROYALTY PURCHASER(S) provided that such CMCC ROYALTY PURCHASER first agrees in writing to be bound by the terms and conditions of
         Section 5 hereof as they apply to CMCC. Notwithstanding the foregoing, nothing contained herein shall prevent CMCC, the CMCC ROYALTY PURCHASER or BIOVENTURE from assigning, pledging or otherwise encumbering any of their respective rights to receive payments hereunder (but not any other rights or any obligations hereunder) in connection with any financing of CMCC, the CMCC ROYALTY PURCHASERS or BIOVENTURE, as applicable, by a financial institution regularly engaged in the business of providing financing. In the event that CMCC assigns such rights to the CMCC ROYALTY PURCHASER(s), CMCC shall be solely responsible for delivery to and distribution among any CMCC ROYALTY PURCHASERS of any payments so assigned. CELGENE shall not have any liability with respect to any aspect of the delivery to or distribution among any CMCC ROYALTY PURCHASER(S) of any payments due to CMCC hereunder, and delivery to CMCC, in accordance with the terms and conditions of this Agreement, of any payments due hereunder by CELGENE to CMCC shall satisfy in full any obligations CELGENE may have to CMCC and/or the CMCC ROYALTY PURCHASERS with respect thereto. Each CMCC ROYALTY PURCHASER shall be able to exercise certain of the rights of CMCC under Section 4 of this Agreement to the extent provided in the agreement between CMCC and such CMCC ROYALTY PURCHASER, and shall be considered an assignee of such rights of CMCC for such purposes, provided that, cumulatively, CMCC and any CMCC ROYALTY PURCHASERS may conduct no more than one (1) inspection pursuant to Section 4.7 hereof in any consecutive twelve (12) month period. Any attempted assignment in violation of this Section 13.1 shall be null, void and of no effect.

13.2 Satisfaction of Obligations. Performance or satisfaction of any obligations of CELGENE under this Agreement by any of its AFFILIATES or SUBLICENSEES shall be deemed performance or satisfaction of such obligation by CELGENE.

13.3 Binding Effect. This agreement shall be binding upon and inure to the benefit of said successors in interest and permitted assignees to the parties. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.



                           SECTION 14 - FORCE MAJEURE

14.1 None of the parties shall be liable to any other party for damages or loss occasioned by failure of performance by the defaulting party if the failure is occasioned by war, fire, explosion, flood, strike or lockout, embargo, or any similar cause beyond the control of the defaulting party, provided that the party claiming this exception has exerted all reasonable efforts to avoid or remedy such event and provided such event does not extend for more than six (6) months.



                            SECTION 15 - TERMINATION

15.1 Term. Unless earlier terminated as hereinafter provided, this Agreement shall remain in full force and effect until CELGENE's obligations to pay royalties or other compensation under Section 4 of this Agreement, either directly or pursuant to a sublicense, terminate.

15.2 By Reason Of FDA Action. If the FDA withdraws or recalls THALIDOMIDE from the market permanently, or in any other way permanently revokes or terminates CELGENE's regulatory approval to market and sell THALIDOMIDE and/or PRODUCTS, CELGENE shall promptly notify CMCC and BIOVENTURE in writing, and this Agreement and all of CELGENE's, CMCC's, BIOVENTURE's and ENTREMED's rights and obligations hereunder shall terminate with respect to THALIDOMIDE and/or such PRODUCTS, as applicable, upon receipt by CMCC and BIOVENTURE of such notice.

15.3 Termination Of Royalty Obligations. Upon termination of CELGENE's obligation to pay royalties and other compensation hereunder with respect to a specific country and specific PRODUCT as to which CELGENE's license is then in effect, the license granted to CELGENE with respect to such country and such PRODUCT pursuant to Section 2 of this Agreement shall be deemed to be fully paid and CELGENE shall thereafter have a royalty free, exclusive right to use the PATENT RIGHTS to make, have made, use, offer to sell, sell and import such PRODUCT in such country.

15.4     Breach.
         ------

         (a) By Either CMCC or CELGENE. This Agreement shall be terminable by CELGENE or CMCC, respectively, upon the material breach or default of either CMCC or CELGENE, as applicable. In the event of a material breach or default by CMCC or CELGENE ("Defaulting Party"), the other party ("Non-Defaulting Party") shall give the Defaulting Party written notice of the default. The Defaulting Party will then have sixty (60) days to cure the breach. If cure has not been effected within said sixty (60) days, the Non-Defaulting Party shall have the right to terminate this Agreement. Notwithstanding anything in this Agreement to the contrary, CMCC agrees not to terminate this Agreement, for any reason, including pursuant to Sections 3.1(b), 3.2(b), 3.3(b),
               3.4 and 15.4(b), without the prior written consent of BIOVENTURE, provided that (i) CMCC shall not be required to obtain the prior consent of BIOVENTURE prior to any termination based upon (1) a material breach of payment provisions of this Agreement or (2) a material breach of this Agreement the action or circumstances of which are, or may reasonably be expected to be, deleterious to CMCC's reputation and good standing within the healthcare community and (ii) CMCC shall terminate this Agreement if BIOVENTURE so requests in writing if the material breach entitling CMCC to terminate falls within Section 15.4(b)(i) of this Agreement.

(b)      By CELGENE.
         -----------

         (i) Payments. If and only if CELGENE materially breaches this Agreement by failure to pay royalties and/or sublicensing or milestone payments due under Section 4 of this Agreement, and fails to cure such material breach within sixty (60) days of receiving written notice thereof pursuant to Section 15.4(a) of this Agreement, then CELGENE's rights under this Agreement shall terminate, and CELGENE shall grant to CMCC, to the extent not prohibited by the United States Government or by prior contractual obligations to any THIRD PARTY:

         (a) an exclusive, worldwide, royalty-free license, with the right to sublicense, under CELGENE DEVELOPED INTELLECTUAL PROPERTY; and

         (b) a non-exclusive, worldwide, irrevocable, royalty-free license, with the right to sublicense, under (1) that certain Agreement by and between the Division of Cancer Treatment at the National Cancer Institute ("NCI") and ENTREMED, dated November 16, 1994, and executed on behalf of ENTREMED on November 23, 1994, and on behalf of NCI on November 18, 1994, as assigned by ENTREMED to CELGENE ("NCI AGREEMENT"), and (2) any Orphan Drug Status and Investigational New Drug applications filed by ENTREMED as of December 9, 1998, as set forth in Appendix C of the CELGENE SUBLICENSE, to the extent same were assigned or licensed to CELGENE pursuant to Section 2.4 of the CELGENE SUBLICENSE ("REGULATORY APPLICATIONS");

               in the case of both (a) and (b), to make, have made, use, lease, offer to sell, sell, and import PRODUCTS in the TERRITORY.

         (ii) Diligence. If and only if (i) CMCC exercises its right and option to terminate the license granted to CELGENE in the entire TERRITORY, pursuant to Section 3.1(b) of this Agreement, or (ii) CMCC exercises its right and option to terminate the license granted to CELGENE in Europe, Canada, or the PACIFIC RIM, pursuant to Section 3.2(b) of this Agreement, or (iii) CMCC exercises its right and option to terminate the license granted to CELGENE for use in animals, pursuant to Section 3.3(b) of this Agreement or (iv) CMCC exercises its right and option to terminate the license granted to CELGENE for PRODUCTS for ophthalmologic use in the United States pursuant to Section 3.4 of this Agreement, then, only in the region in which such termination has occurred, and only to the extent of such termination as specified in Section 3.1(b), 3.2(b), 3.3(b) and/or 3.4, as applicable:

                    a)   CELGENE's rights under this Agreement shall terminate;
                         and

                    b) CELGENE shall grant to CMCC, to the extent not prohibited by the United States Government or by prior contractual obligations to any THIRD PARTY, solely to the extent necessary to permit CMCC to exercise its rights under such terminated PATENT RIGHTS in the relevant region or territory and solely to the extent CELGENE's rights thereunder have terminated, pursuant to Section 3: (1) a non-exclusive, worldwide, royalty-free license, with the right to sublicense, under the NCI AGREEMENT and any REGULATORY APPLICATIONS, to make, have made, use, lease, offer to sell, sell, and import PRODUCTS in the TERRITORY; and (2) immunity from suit for any causes of action CELGENE may have arising out of or in connection with any CELGENE DEVELOPED INTELLECTUAL PROPERTY that would otherwise be infringed by the making, having made, using, leasing, offering for sale, selling, or importing of any PRODUCTS in such region or TERRITORY. The term of the rights granted to CMCC under this Section 15.4(b)(ii)(b) shall continue for so long as any PATENT RIGHT exists, within the relevant region or TERRITORY, that contains an ISSUED VALID CLAIM covering a PRODUCT (only for animal use in the case of termination pursuant to Section 3.3(b), and only for ophthalmologic use, in the case of termination pursuant to Section 3.4), provided that if any patent applications within the PATENT RIGHTS are pending, in the relevant region or TERRITORY, at the end of such term, and any ISSUED VALID CLAIM covering a PRODUCT (only for animal use in the case of termination pursuant to Section 3.3(b), and only for ophthalmologic use, in the case of termination pursuant to Section 3.4) subsequently issues from such PATENT RIGHTS, then CMCC's rights under this Section 15.4(b)(ii)(b) shall recommence, in the relevant region or TERRITORY, on the issuance date of such ISSUED VALID CLAIMS and continue until the date of expiration or termination of the last to expire of such ISSUED VALID CLAIMS in such region or TERRITORY. CMCC shall have the right to sublicense the rights granted to it under this Section 15.4(b)(ii)(b), with CELGENE's prior written consent, as set forth herein, only to its AFFILIATES and other THIRD PARTIES in connection with and commensurate in scope with a bona fide license of CMCC's rights under the PATENT RIGHTS. Prior to granting any such sublicense, CMCC shall notify CELGENE in writing of such AFFILIATE or THIRD PARTY and CELGENE shall have the right to consent to such AFFILIATE or THIRD PARTY (which consent shall not be unreasonably withheld or delayed) on the basis of such AFFILIATE or THIRD PARTY's safety record and capacity to satisfy all applicable health and safety laws, rules and regulations governing the manufacture, use, offer for sale, sale and/or importation of PRODUCTS.

         (c) Termination under this Section 15.4 will be effective upon the date specified in the written notice. All termination rights shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party. Termination pursuant to this Section 15.4 shall not relieve the Defaulting Party from liability and damages to the Non-Defaulting Party for default. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate or convert this Agreement arising by reason of any subsequent default.

         (d) Upon any termination of this Agreement in its entirety, or with respect to any PATENT RIGHTS pursuant to Section 15.4(b)(ii), for any reason, whether by CELGENE or by CMCC, each of CMCC and CELGENE agrees not to enter into any other agreement, arrangement or understanding with each other granting a license to CELGENE under any PATENT RIGHTS in the FIELD without providing for the payment to BIOVENTURE of.........of royalties and other
               consideration payable to CMCC under such other agreement, arrangement or understanding. In addition, upon any termination of this Agreement in its entirety or with respect to any PATENT RIGHTS pursuant to Section 15.4(b)(ii), for any reason, CMCC agrees not to enter into any other agreement, arrangement or understanding with a THIRD PARTY granting a license under PATENT RIGHTS in the FIELD without providing for the payment to
               BIOVENTURE of.........of
               royalties and other consideration payable to CMCC under such other agreement, arrangement or understanding.

15.5 Insolvency. CMCC may terminate this Agreement upon receipt of notice that CELGENE has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property, by giving written notice to all other parties, and termination of this Agreement will be effective upon receipt of such notice.

15.6 Work-In-Progress. Upon termination of this Agreement, CELGENE shall be entitled, but shall not be obligated, to finish any work-in-progress at the time of termination and sell the same as well as all completed inventory of PRODUCTS which remains on hand as of the date of the termination, so long as CELGENE pays to CMCC and BIOVENTURE the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

15.7 Survival. The obligations of Sections 2.2.3, 2.2.4, 2.2.5, 2.4, 2.5, 4.7, 5, 9, 11, 12 and 13.3, as well as Sections 15.4(b)(i),
         15(b)(ii)(b), 15.4(d), 15.5, 15.6, 15.7, 15.8, 16.2, 16.3, 16.4, 16.5,
         16.6, 16.7 and 16.9 shall survive any termination of this Agreement. Any payment obligations accrued and owing as of the date of termination or expiration of this Agreement shall survive such termination or expiration. The rights and obligations of CMCC and ENTREMED relating to MIXED PATENT RIGHTS, as set forth in Section 7 of this Agreement, shall survive termination or expiration hereof pursuant to the terms and conditions of the NEW ANALOG AGREEMENT.

15.8 Reversion of Rights. Upon termination of this Agreement or of the rights and licenses granted to CELGENE in any country of the TERRITORY, CELGENE agrees not to use the PATENT RIGHTS in any country other than those countries in which CELGENE retains a license under this Agreement. In addition, all rights to the PATENT RIGHTS in any such country shall revert to CMCC and, subject to Section 15.4(d), may be used by CMCC without restriction in any country other than those countries in which CELGENE retains a license under this Agreement.

15.9 Termination or Expiration of NEW ANALOG AGREEMENT. In the event that the NEW ANALOG AGREEMENT terminates or expires during the Term of this Agreement, EntreMed's rights and obligations hereunder shall, as of the effective date of such termination or expiration, immediately cease, except for any rights and obligations which survive termination or expiration of this Agreement, pursuant to Section 15.7 hereof.



                         SECTION 16 - GENERAL PROVISIONS

16.1 Relationship of Parties. The relationship between CMCC, CELGENE, BIOVENTURE and ENTREMED is that of independent contractors. CMCC, CELGENE, BIOVENTURE and ENTREMED are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. None of the parties shall have any power to bind or obligate any of the other parties in any manner.



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
16.2 Entire Understanding. This Agreement, the NEW ANALOG AGREEMENT and the Consents sets forth the entire agreement and understanding among the parties as to the subject matter thereof and supersede all prior agreements in this respect, including without limitation the ENTREMED LICENSE and the CELGENE SUBLICENSE, both of which shall automatically and without any further action of the parties terminate on the EFFECTIVE DATE hereof. Notwithstanding anything to the contrary set forth herein, ENTREMED shall be and remain solely liable and responsible for the past breach of performance of any duties, obligations and covenants under the ENTREMED LICENSE, and the performance of any duties, obligations and covenants that survive termination of the ENTREMED LICENSE.

16.3 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without reference to its choice of law principles. Each party agrees that the state and federal courts located in the Commonwealth of Massachusetts, including any courts of appeal therefrom, shall have exclusive jurisdiction over any dispute arising under this Agreement, and the parties hereby consent to personal jurisdiction of such courts in any such action.

16.4 Headings. The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular or section or paragraph.

16.5 Amendments. Any provisions of this Agreement may be amended, modified or waived, if and only if, such amendment, modification or waiver is in writing and signed by all parties to this Agreement, including, without limitation, BIOVENTURE, or, in the case of a waiver, by the party against whom the waiver is to be effective. The consent of

         ENTREMED shall not be required with respect to any amendment or modification of this Agreement, except any such amendment or modification to Section 7.

16.6 No Waiver. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

16.7 Severability. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.8 Patent Marking. CELGENE agrees to mark the labels of PRODUCTS with all applicable patent numbers in accordance with standard practice in the pharmaceutical industry.

16.9 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) when sent, if sent by facsimile, as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated below:

                  If to CMCC:          Children's Medical Center Corporation
                                       c/o Children's Hospital Boston
                                       Intellectual Property Office
                                       300 Longwood Avenue
                                       Boston, MA  02115
                                       Attn: Chief Intellectual Property Officer
                                       Fax: (617) 232-7485

                  If to CELGENE:       Celgene Corporation
                                       7 Powder Horn Drive
                                       Warren, NJ 07059
                                       Attn: President and COO
                                       Fax: (732) 805-3931


                  If to BIOVENTURE:    Bioventure Investments kft
                                       c/o Royalty Pharma Management
                                       675 Third Avenue, Suite 3000
                                       New York, NY  10017
                                       Attn: Dave Madden
                                             Pablo Legorreta
                                       Fax: (917) 368-0021

                  If to ENTREMED:      EntreMed, Inc.
                                       9640 Medical Center Drive, Suite 200
                                       Rockville, MD  20850
                                       Attn: Thomas P. Russo
                                       Fax: (302) 217-9594

16.10 Original Counterparts. This Agreement may be executed in four separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.


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                                      -71-

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                           CELGENE CORPORATION


                                           By: ______________________________

                                           Name: ____________________________

                                           Title: _____________________________



                                           CHILDREN'S MEDICAL CENTER
                                           CORPORATION


                                           By: ______________________________

                                           Name: ____________________________

                                           Title: _____________________________



                                           BIOVENTURE INVESTMENTS KFT


                                           By: ______________________________

                                           Name: ____________________________

                                           Title: _____________________________


                                           ENTREMED, INC.
                                           (Solely for purposes of Sections
                                           2.2.5, 2.7, 5, 7, 8.1, 12, 13, 15.2,
                                           15.7, 15.9 and 16)

                                           By: ______________________________

                                           Name: ____________________________

                                           Title: _____________________________





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